Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Asia Payment Systems, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2006 relating to the consolidated financial statements of Asia Payment Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004 which appears in Asia Payment Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006.

WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
January 31, 2007